                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                505 Park Avenue
                              New York, NY 100223
                                 (212) 753-7200

                                                            February 4, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                        Re:         Sunshine PCS Corporation
                                    Registration Statement on Form SB-2
                                    -----------------------------------

Ladies and Gentlemen:

            Reference is made to the  Registration  Statement on Form SB-2 dated the date hereof (the  "Registration  Statement")  filed with the  Securities and
Exchange  Commission by Sunshine PCS  Corporation,  a Delaware  corporation (the
"Company"),  in connection with the  registration of an aggregate of 1,531,  593 shares (the  "Shares") of the Company's  Class A common stock,  par value $.0001 per share (the "Class A Stock").  The Company  proposes to issue the Shares upon the exercise of  non-transferable  rights to purchase the Shares (the "Rights"), which are to be distributed, pro rata, to holders of the Company's Class A Stock and Class B common  stock,  par value  $.0001 per  share,  as  described  in the
Registration  Statement and the  prospectus  (the  "Prospectus")  forming a part thereof (the "Rights Offering").

            We advise you that we have examined originals or copies certified or otherwise  identified to our  satisfaction of the  Registration  Statement,  the
Prospectus, the form of the Rights, the Certificate of Incorporation and By-laws of the Company,  each as amended to date, corporate  proceedings of the Company,
and  such  other  documents,   instruments  and  certificates  of  officers  and
representatives  of the Company and of public  officials,  and we have made such examination  of law, as we have deemed  appropriate as the basis for the opinion
hereinafter  expressed.  In  making  such  examination,   we  have  assumed  the
genuineness of all signatures, the authenticity of all documents

February 4, 2002

submitted  to us as  originals,  and the  conformity  to original  documents  of documents submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  and in reliance  thereon,  we are of the opinion that (i) the Shares and the Rights have been duly authorized;  (ii) upon distribution  pursuant to the Rights  Offering as described in the  Registration
Statement and the Prospectus,  the Rights will be validly issued; and (iii) upon the issuance and sale of the Shares  against  payment  therefor upon exercise of
Rights,  as described in the  Registration  Statement  and the  Prospectus,  the
Shares will be validly issued, fully paid and non-assessable.

            We are members of the Bar of the State of New York and we express no opinion as to any laws other than the laws of the State of New York, the General
Corporation  Law of the State of  Delaware  and the  federal  laws of the United
States of America.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal Matters" in the Prospectus.

                              Very truly yours,

                              /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP